Exhibit 99.1
Investor Update
November 26, 2018
This investor update provides Spirit's fourth quarter 2018 guidance. All data is based on preliminary estimates.
Total revenue per available seat mile (TRASM) for the fourth quarter 2018 is estimated to be up approximately 11 percent year over year compared to our initial estimate of up about 6 percent year over year. The improvement is primarily driven by higher non-ticket revenue and higher load factor expectations. Company initiatives to dynamically price non-ticket items such as seats, bags, and bundled service offerings have ramped faster than expected driving non-ticket revenue. The Company's recent network re-alignment, as well as its move to optimize peak and off-peak scheduling, has resulted in higher-than-expected load factors. Finally, the Company believes a stronger industry environment, particularly around peak travel periods, is also contributing some portion of the improved revenue outlook.

The Company has modestly improved its range for fourth quarter cost per available seat mile excluding fuel (CASM ex-fuel) and now estimates CASM ex-fuel for the fourth quarter 2018 will be up 5.0 to 5.5 percent year-over-year.

4Q18E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	15.0%

Total Revenue per ASM (TRASM) (Cents)
Year-over-Year % Change	Up approx. 11%
Adjusted Operating Expense Ex-Fuel per ASM
Adjusted CASM ex-fuel year-over-year % change(1)	Up 5% to 5.5%

Average Stage Length (Miles)	1,023

Fuel Expense
Fuel gallons (Millions)	100.8
Economic fuel cost per gallon ($)(2)	$2.27

Selected Operating Expenses ($Millions)
Aircraft rent	$42.8
Depreciation and amortization	$48.4

Interest Expense, net of Capitalized Interest ($Millions)	$14.0

Effective Tax Rate	24%

Wtd. Average Diluted Share Count (Millions)	68.5

Footnotes

(1)	Excludes special items which may include loss on disposal of assets, special charges, and other items.
(2)	Includes fuel taxes and into-plane fuel cost.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the fourth quarter 2018, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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